EXHIBIT 4.36


Recording Requested By and When
Recorded Return to:




Attention:

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                                 ELMORE, L.P.
                                 (as Trustor)


                                      to

                            CHICAGO TITLE COMPANY,
                                 (as Trustee)

                          for the use and benefit of

                     CHEMICAL TRUST COMPANY OF CALIFORNIA,
                               for and on behalf
                       of Salton Sea Funding Corporation
                            and the Secured Parties
                               (as Beneficiary)

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                      DEED OF TRUST, ASSIGNMENT OF RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

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                          Dated: As of June 20, 1996

                       Location:    County of Imperial
                                    State of California


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                      DEED OF TRUST, ASSIGNMENT OF RENTS,
                     SECURITY AGREEMENT AND FIXTURE FILING

                  THIS DEED OF TRUST, ASSIGNMENT OF RENTS, SECURITY AGREEMENT AND FIXTURE FILING (the "Deed of Trust") is made as of June 20, 1996, by ELMORE, L.P., a California limited partnership ("Elmore"), whose address is 302 South 36th Street, Suite 400-C, Omaha, Nebraska 68131, as trustor ("Trustor"), to CHICAGO TITLE COMPANY, whose address is 925 B Street, San Diego, California 92101, as trustee ("Trustee"), and in favor of CHEMICAL TRUST COMPANY OF CALIFORNIA, a California corporation, whose address is 50 California Street, 10th Floor, San Francisco, California 94111, as beneficiary ("Beneficiary") acting in its capacity as collateral agent for and on behalf of Salton Sea Funding Corporation, a Delaware corporation ("Funding Corporation") and the Secured Parties (the "Secured Parties") under that certain Collateral Agency and Intercreditor Agreement by and among Beneficiary, Funding Corporation and the Guarantors and Secured Parties thereto (the "Intercreditor Agreement") and that certain Trust Indenture dated as of July 21, 1995, as the same may be amended, modified or supplemented, including pursuant to that certain Supplemental Trust Indenture, dated as of even date herewith, by and between Funding Corporation and Beneficiary, as trustee (as so amended, modified or supplemented, the "Indenture"). This Deed of Trust is entered into pursuant to that certain Amended and Restated Credit Agreement (Partnership Guarantors) dated as of even date herewith by and between Trustor and Funding Corporation (the "Partnership Credit Agreement"), the Indenture and the other Financing Documents. Unless otherwise defined herein, capitalized terms shall have the meanings set forth in Exhibit A to the Indenture, which Exhibit A is hereby incorporated by this reference.

                  NOW, THEREFORE, in consideration of, and to secure the payment and performance of the Debt (as hereinafter defined) which Debt may increase, decrease and increase again from time to time, Trustor has given, granted, bargained, sold, alienated, conveyed, confirmed and assigned, and by these presents does give, grant, bargain, sell, alienate, convey, confirm and assign unto Trustee, its successors and assigns, with general warranties of title, in trust with power of sale and right of entry and possession forever, for the benefit and security of Beneficiary as collateral agent for Funding Corporation and the Secured Parties, all right title and interest of Trustor in and to, the following property, rights and interests, whether now owned or hereafter acquired (such property, rights and interests being hereinbefore and hereinafter collectively referred to as the "Trust Property") :


                           (a) all of Trustor's right, title and interest in that certain real property in the County of Imperial, State of California, described in Exhibit A attached hereto and by this reference incorporated herein (the "Resource Easement Area Premises"), pursuant to that certain Easement Grant Deed and Agreement Regarding Rights for Geothermal Development dated as of March 14, 1988 between Magma Power Company, a Nevada corporation, as grantor ("Magma"), and Trustor, as grantee (a Short Form of which was recorded on March 14, 1988 in Book 1599, Page 1007 of the Official Records of Imperial County, California (the "Official Records")), as amended by that certain Clarification and Amendment dated as of June 17, 1996 between Magma and Trustor








         (the "Clarification and Amendment"), which is being recorded in the Official Records concurrently herewith (collectively, and as the same may from time to time be further amended and be in effect in accordance with the other Financing Documents, the "Easement Grant Deed"), together with all renewals, extensions, supplements, amendments, cancellations or terminations thereof and all credits, deposits, options, privileges and rights thereunder;

                           (b) all of Trustor's right, title and interest in that certain real property in the County of Imperial, State of California, described in Exhibit B attached hereto and by this reference incorporated herein (the "Ground Lease Premises") (the Resource Easement Area Premises and the Ground Lease Premises being hereinafter collectively referred to as the "Elmore Premises"); pursuant to that certain Ground Lease dated as of March 14, 1988 between Magma, as landlord, and Trustor, as tenant (a Memorandum of which was recorded on March 14, 1988 in Book 1599, Page 1002 of Official Records), as amended by the Clarification and Amendment (collectively, and as the same may from time to time be further amended and be in effect in accordance with the other Financing Documents, the "Ground Lease"), together with all renewals, extensions, supplements, amendments, cancellations or terminations thereof and all credits, deposits, options, privileges and rights thereunder;

                           (c) all buildings, improvements and fixtures now or hereafter located on the Elmore Premises (hereinafter referred to as the "Improvements");

                           (d) the Easement Grant Deed and the rights and interests created thereunder together with all renewals, extensions, supplements, amendments, cancellations or terminations thereof;

                           (e) the Ground Lease and the rights and interests created thereunder together with all renewals, extensions, supplements, amendments, cancellations or terminations thereof;

                           (f) all the estate, right, title, claim or demand of any nature whatsoever of Trustor, either in law or in equity, in possession or expectancy, in and to the Trust Property and in all replacements, substitutes, renewals, betterments and extensions of and all additions to any of the Improvements, or any part thereof;

                           (g) all easements (other than as created under and pursuant to the Easement Grant Deed), rights-of-way, gores of land, streets, ways, alleys, passages, sewer rights, waters, water courses, water rights and powers, and all estates, rights, titles, interests, privileges, liberties, tenements, hereditaments, revocable consents, options, appendages and appurtenances of any nature whatsoever, in any way belonging, relating or pertaining to the Trust Property (including, without limitation, any and all development rights, air rights, water rights or similar or comparable rights of any nature whatsoever now or hereafter appurtenant to the Elmore Premises or now or hereafter transferred to the Elmore Premises) together with all renewals, extensions,

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         supplements or amendments thereof, and Trustor's interest in all land lying in the bed of any street, road or avenue, opened or proposed, in front of or adjoining the Elmore Premises to the center line thereof;

                           (h) all machinery, apparatus, equipment, fittings, fixtures and other property of every kind and nature whatsoever owned by Trustor, or in which Trustor has or shall have an interest, now or hereafter located upon the Trust Property, or appurtenances thereto, and usable in connection with the present or future operation and occupancy of the Trust Property and all equipment, materials, supplies, apparatus and other items now or hereafter attached to, installed in or used (temporarily or permanently) of any nature whatsoever, now or hereafter located upon the Trust Property and all renewals, replacements and substitutions thereof and additions thereto, including but not limited to any and all partitions, ducts, shafts, pipes, radiators, conduits, wiring, floor coverings, awnings, motors, engines, boilers, stokers, pumps, dynamos, transformers, turbines, generators, fans, blowers, vents, switchboards, elevators, mail or coal conveyors, escalators, compressors, furnaces, cleaning equipment, call and sprinkler systems, fire extinguishing apparatus, water and other tanks, heating, ventilating, plumbing, laundry, incinerating, air conditioning and air cooling systems and water, gas, telephone, telecommunications, telemetry, electric equipment, wells, sumps, test holes, pipelines, separators, clarifiers, crystallizers, headers, scrubbers, demisters, cooling towers, turbines, generators, geothermal electric generating facilities, buildings sheds, roads, transformers and transmission lines (hereinafter collectively referred to as the "Equipment"), and the right, title and interest of Trustor in and to any of the Equipment which may be subject to any security agreements (as defined in the Uniform Commercial Code of the State of California) superior in lien to the lien of this Deed of Trust;

                           (i) all awards or payments, including interest thereon, and the right to receive the same, which may be made with respect to the Trust Property, whether from state fund sharing or from the exercise of the right of eminent domain (including any transfer made in lieu of the exercise of said right), changes of grade of street or for any other injury to or decrease in the value of the Trust Property now or hereafter located thereon, whether direct or consequential, which said awards and payments are hereby assigned, and Beneficiary is hereby authorized to collect and receive the proceeds thereof and to give proper receipts and acquittances therefor;

                           (j) all refunds or rebates of all taxes or charges in lieu of taxes, assessments, water rates, sewer rents and other charges, including vault charges and license or permit fees for the use of vaults, chutes and similar areas on or adjoining the Premises, now or hereafter levied or assessed against the Trust Property (hereinafter referred to as the "Taxes");

                           (k) all leases (including oil, gas and other mineral leases), subleases, franchises, licenses, concessions, permits, contracts and other agreements affecting the use or occupancy of the Trust Property now or hereafter entered into and any renewals

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         or extensions thereof (hereinafter referred to as the "Leases") and the right to receive and apply the rents, issues and profits of the Trust Property to the extent of Trustor's interest therein, including but not limited to the proceeds of all hydrocarbons or other minerals produced from the Trust Property and all delay rentals and bonuses from any oil, gas or other mineral lease (hereinafter referred to as the "Rents") to the payment of the Debt;

                           (l) all inventory, accounts and general intangibles owned by Trustor, or in which Trustor now has or hereafter shall have any right, title or interest, now or hereafter located upon, arising in connection with or concerning the Trust Property;

                           (m) all proceeds of and any unearned premiums on any insurance policies covering the Trust Property, including, without limitation, the right to receive the proceeds of any insurance, judgments, or settlements made in lieu thereof, for damage to the Trust Property;

                           (n) the right, in the name and on behalf of Trustor, to appear in and defend any action or proceeding brought with respect to the Trust Property and to commence any action or proceeding to protect the interest of Beneficiary, Funding Corporation and the Secured Parties in the Trust Property;

                           (o) all of Trustor's right, title and interest in and to all plans and specifications prepared for construction of Improvements or other development of the Trust Property (including all amendments, modifications, supplements, general conditions and addenda thereof or thereto) and all studies, data and drawings related thereto, and all contracts and agreements of Trustor relating to the aforesaid plans and specifications or to the aforesaid studies, data and drawings or to the construction of Improvements on the Trust Property;

                           (p) all contracts with property managers, surveyors, real estate advisors and consultants, geothermal advisors and consultants, geothermal engineers, real estate brokers, and other like agents and professionals that relate to any part of the Trust Property, including without limitation, any Improvements constructed or to be constructed on the Trust Property, and all maps, reports, surveys, and studies of or relating to any of the Trust Property, owned by Trustor or in which Trustor has or shall have an interest and now or hereafter in the possession of Trustor or any such agent or professional;

                           (q) all present and future agreements, permits, licenses and approvals, as well as all modifications, supplements, extensions and renewals thereof, now existing or hereafter made, in which Trustor has or shall have an interest relating to the use, development and/or occupancy of the Resource Easement Area Premises, the Ground Lease Premises and/or the Improvements;

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                           (r) all products and proceeds of any of the Trust
         Property herein described; and

                           (s) all bank accounts and trust accounts of Trustor, including without limitation Trustor's accounts in the Capital Improvements Fund and any other funds of Trustor on deposit pursuant to the Indenture and the Depositary Agreement.

                  This Deed of Trust secures the following obligations which shall heretofore and hereinafter collectively be referred to as the Debt:

                  (i) The payment of all indebtedness of Trustor evidenced by the Financing Documents to which it is a party; and

                  (ii) The satisfaction and performance of all other debts, obligations, covenants, agreements, and liabilities of Trustor to Trustee and Beneficiary arising out of, connected with, or related to this Deed of Trust or the Financing Documents and all amendments, extensions, and renewals of the foregoing documents, whether now existing or hereafter arising, voluntary or involuntary, absolute or contingent, liquidated or unliquidated, and whether or not from time to time decreased or extinguished and later increased, created, or incurred.

                  To protect the security of this Deed of Trust, Trustor covenants with and represents and warrants to Trustee, Beneficiary, Funding Corporation and the Secured Parties as follows:

                           2.        Payment of Debt.  Trustor will pay the Debt
at the time and in the manner provided for its payment in this Deed of Trust and the Financing Documents, as applicable.

                           3.        Warranty of Title.  Subject only to
Permitted Liens, Trustor warrants its right, title or interest, as applicable, to the Resource Easement Area Premises, the Ground Lease Premises, the Improvements, the Equipment and the balance of the Trust Property and the validity and priority of the lien of this Deed of Trust and the estate hereof against the claims and demands of all persons whomsoever. Trustor also represents and warrants that (i) Trustor is now, and after giving effect to this Deed of Trust, will be, in a solvent condition, (ii) the execution and delivery of this Deed of Trust by Trustor does not constitute a "fraudulent conveyance" within the meaning of Title 11 of the United States Code as now constituted or under any other applicable statute, and (iii) no bankruptcy or insolvency proceedings are pending or contemplated by or, to the best of Trustor's knowledge, against Trustor.

                           4.        Notice.  Trustor hereby requests that a
copy of notice of default and notice of sale be mailed to it at the address set forth below, and such address is also the mailing address of Trustor, as debtor, under the California Uniform Commercial Code. Beneficiary's address given below is the address for Beneficiary on behalf of Funding

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Corporation and the Secured Parties, as secured party, under the California
Uniform Commercial Code. In addition, any notice, request, demand, statement, authorization, approval or consent made hereunder shall be made pursuant to the provisions of the Partnership Credit Agreement as follows:

                  If to Trustor:

                           Elmore, L.P.
                           302 South 36th Street, Suite 400-C
                           Omaha, Nebraska  68131

                           Attention: General Counsel

                  to Trustee:

                           Chicago Title Insurance Company
                           925 B Street
                           San Diego, California 92101

                           Attention: Legal Department


                  If to Beneficiary:

                           Chemical Trust Company of California
                           50 California Street, 10th Floor
                           San Francisco, California 94111

                           Attention: Legal Department


                           5.        Sale of Trust Property.  If this Deed of
Trust is foreclosed, or the power of sale hereunder is exercised, the Trust Property, or any interest therein, may, at the discretion of Beneficiary, be sold in one or more parcels or in several interests or portions and in any order or manner.

                           6.        No Credits on Account of the Debt.  Trustor
will not claim or demand or be entitled to any credit or credits on account of the Debt for any part of the Taxes assessed against the Trust Property or any part thereof, and no deduction shall otherwise be made or claimed from the taxable value of the Trust Property, or any part thereof, by reason of this Deed of Trust or the Debt.

                           7.        Offset, Counterclaims and Defenses.  Any
assignee of this Deed of Trust and the Debt secured hereby shall take the same free and clear of all offsets, counterclaims or defenses of any nature whatsoever which Trustor may have against any assignor of this Deed

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of Trust and the Debt secured hereby, and no such offset, counterclaim or defense shall be interposed or asserted by Trustor in any action or proceeding brought by any such assignee upon this Deed of Trust or the Debt secured hereby and any such right to interpose or assert any such offset, counterclaim or defense in any such action or proceeding is hereby expressly waived by Trustor.

                           8.        Other Security for the Debt.  Trustor shall
observe and perform all of the terms, covenants and provisions to be observed or performed by Trustor contained in this Deed of Trust and in the Financing Documents to which Trustor shall be a party evidencing, securing or guaranteeing payment of the Debt, in whole or in part, or otherwise executed and delivered in connection with this Deed of Trust or the Financing Documents.

                           9.        Documentary Stamps.  If at any time the
United States of America, any state thereof or any governmental subdivision of any such state, shall require revenue or other stamps to be affixed to the Financing Documents or this Deed of Trust, Trustor will pay for the same, with interest and penalties thereon, if any.

                           10.       Right of Entry.  Beneficiary, Funding
Corporation and each of the Secured Parties shall have the right to enter and inspect the Trust Property at all reasonable times as provided in the Partnership Credit Agreement.

                           11.       Books and Records.  Trustor will comply
with all of the provisions and requirements of Section 4.16 of the Partnership Credit Agreement concerning its books, records and accounts reflecting all of the financial affairs of Trustor.

                           12.       Right to Cure Defaults.  Upon the
occurrence and during the continuance of a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee, Beneficiary, Funding Corporation or the Secured Parties may, at their discretion, remedy the same in accordance with the applicable provisions of the Partnership Credit Agreement and for such purpose shall have the right to enter upon the Trust Property or any portion thereof without thereby becoming liable to Trustor or any person in possession thereof holding under Trustor in each case to the extent set forth in the Partnership Credit Agreement. If Beneficiary, Funding Corporation or the Secured Parties shall remedy such a default or appear in, defend, or bring any action or proceeding to protect their interest in the Trust Property or to foreclose this Deed of Trust or to exercise the power of sale granted under this Deed of Trust or to collect the Debt or to otherwise exercise any remedies available to Beneficiary, Funding Corporation or the Secured Parties under this Deed of Trust, the costs and expenses thereof (including attorneys' fees to the extent permitted by law) shall be treated as set forth in Section 5.4 of the Partnership Credit Agreement.

                           13.       Appointment of Receiver.  Trustee or
Beneficiary, in any action to foreclose this Deed of Trust or exercise the power of sale granted under this Deed of Trust or upon the actual or threatened waste to any part of the Trust Property or upon the occurrence of a Credit Agreement Event of Default under the Partnership Credit Agreement or a

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Guarantee Event of Default under the Partnership Guarantee, shall be at liberty, without notice, to apply for the appointment of a receiver of the Rents, and shall be entitled to the appointment of such receiver as a matter of right, without regard to the value of the Trust Property as security for the Debt, or the solvency or insolvency of any person then liable for the payment of the Debt.

                           14.       Non-Waiver.  The failure of Beneficiary to
insist upon strict performance of any term of this Deed of Trust shall not be deemed to be a waiver of any term of this Deed of Trust. Trustor shall not be relieved of Trustor's obligation to pay and perform the Debt at the time and in the manner provided for its payment in the Financing Documents and this Deed of Trust by reason of (i) failure to comply with any request of Trustor to take any action to foreclose this Deed of Trust or otherwise enforce any of the provisions hereof or of the Financing Documents or any other mortgage, deed of trust, instrument or document securing or guaranteeing the payment of the Debt or a portion thereof, (ii) the release, regardless of consideration, of the whole or any part of the Trust Property or any other security for the Debt, or
(iii) any agreement or stipulation between Beneficiary and any subsequent owner or owners of the Trust Property or other person extending the time of payment or otherwise modifying or supplementing the terms of this Deed of Trust or the Financing Documents evidencing, securing or guaranteeing payment of the Debt or any portion thereof, without first having obtained the consent of Trustor (but without prejudice to the rights of Trustor under the Partnership Credit Agreement), and in the latter event, Trustor shall continue to be obligated to pay and perform the Debt at the time and in the manner provided in the Financing Documents and this Deed of Trust, as so extended, modified and supplemented, unless expressly released and discharged from such obligation by Beneficiary in writing. Regardless of consideration, and without the necessity for any notice to or consent by the holder of any subordinate lien, encumbrance, right, title or interest in or to the Trust Property, Beneficiary, Funding Corporation or the Secured Parties may release any person at any time liable for the payment of the Debt or any portion thereof or all or any part of the security held for the Debt and may extend the time of payment or otherwise modify the terms of the Financing Documents or this Deed of Trust, including, without limitation, a modification of the interest rate payable on the principal balance of the Debt, without in any manner impairing or affecting this Deed of Trust or the lien thereof or the priority of this Deed of Trust, as so extended and modified, as security for the Debt over any such subordinate lien, encumbrance, right, title or interest. Beneficiary, Funding Corporation and the Secured Parties may resort for the payment of the Debt to any other security held by Beneficiary, Funding Corporation or the Secured Parties in such order and manner as Beneficiary, Funding Corporation or the Secured Parties, in their discretion, may elect. Beneficiary, Funding Corporation or the Secured Parties may take action to recover the Debt, or any portion thereof, or to enforce any covenant hereof without prejudice to the right of the Beneficiary thereafter to foreclose this Deed of Trust. The Beneficiary, Funding Corporation and the Secured Parties shall not be limited exclusively to the rights and remedies herein stated but shall be entitled to every additional right and remedy now or hereafter afforded by law or equity. The rights of the Beneficiary, Funding Corporation and the Secured Parties under this Deed of Trust shall be separate, distinct and cumulative, and none shall be given effect to the exclusion of the others. No act of Funding Corporation, the Secured Parties or Beneficiary

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shall be construed as an election to proceed under any one provision herein to the exclusion of any other provision.

                           15.       Power of Sale.  Subject to the provisions
of the Intercreditor Agreement, upon the occurrence and during the continuance of a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee, Beneficiary may at any time, at its option and in its sole discretion, declare the Debt to be due and payable and the same shall thereupon become immediately due and payable, including any prepayment charge or fee payable under the terms of the Financing Documents. Beneficiary may also do any or all of the following; provided, however, that any of the following actions shall be undertaken in a commercially reasonable manner in accordance with applicable law; and provided, further, that Beneficiary shall have no obligation to do any of the following:

                           (a)       Either in person or by agent, with or
without bringing any action or proceeding or by a receiver appointed by a court and without regard to the adequacy of Beneficiary's, Funding Corporation's and the Secured Parties' security, enter upon and take possession of the Trust Property or any part hereof and do any acts which Beneficiary deems necessary or desirable to preserve the value, marketability or rentability of the Trust Property or to increase the income therefrom or to protect the security hereof and with or without taking possession of any of the Trust Property, sue for or otherwise collect all Rents and profits including those past due and unpaid, and apply the same, less costs and expenses of operation and collection including attorneys' fees and expenses, upon the Debt, all in such order as provided in
Section 6 of the Intercreditor Agreement. The collection of Rents and profits and the application thereof shall not cure or waive any event of default or notice thereof or invalidate any act done in response thereto or pursuant to such notice.

                           (b)       Bring an action in any court of competent
jurisdiction to foreclose this instrument or to enforce any of the covenants hereof.

                           (c)       Exercise any or all of the remedies
available to a secured party under the Uniform Commercial Code.

                           (d)       Beneficiary may elect to cause the Trust
Property or any part thereof to be sold under the power of sale herein granted in any manner permitted by applicable law. In connection with any sale or sales hereunder, Beneficiary may elect to treat any of the Trust Property which consists of a right in action or which is property that can be severed from the real property covered hereby or any improvements thereon without causing structural damage thereto as if the same were personal property, and dispose of the same in accordance with applicable law, separate and apart from the sale of real property. Any sale of any personal property hereunder shall be conducted in any manner permitted by Section 9501 or any other applicable sections of the California Uniform Commercial Code. Where the Trust Property consists of real and personal property or fixtures, whether or not such personal property is located on or within the real property, Beneficiary may elect in its discretion to exercise its rights and remedies against any or all of the real property, personal property, and fixtures in

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such order and manner as is now or hereafter permitted by applicable law.
Without limiting the generality of the foregoing, Beneficiary may at its sole and absolute discretion and without regard to the adequacy of its security elect to proceed against any or all of the real property, personal property and fixtures in any manner permitted under Section 9501(4)(a) of the California Uniform Commercial Code; and if the Beneficiary elects to proceed in the manner permitted under Section 9501(4)(a)(ii) of the California Uniform Commercial Code, the power of sale herein granted shall be exercisable with respect to all or any of the real property and fixtures covered hereby, as designated by Beneficiary, and the Trustee is hereby authorized and empowered to conduct any such sale of any real property and fixtures in accordance with the procedures applicable to real property. Where the Trust Property consists of real property and personal property, any reinstatement of the Debt, following the occurrence of a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee and an election by the Beneficiary to accelerate the maturity of the Debt, which is made by Trustor or any other person or entity permitted to exercise the right of reinstatement under Section 2924c of the California Civil Code or any successor statute, shall, in accordance with the terms of California Uniform Commercial Code Section 9501(4)(c)(iii), not prohibit the Beneficiary from conducting a sale or other disposition of any personal property or fixtures or from otherwise proceeding against or continuing to proceed against any personal property or fixtures in any manner permitted by the California
Uniform Commercial Code; nor shall any such reinstatement invalidate, rescind or otherwise affect any sale, disposition or other proceeding held, conducted or instituted with respect to any personal property or fixtures prior to such reinstatement. Any sums paid to Beneficiary, Funding Corporation or the Secured Parties in effecting any reinstatement pursuant to Section 2924c of the California Civil Code shall be applied to the Debt and to Beneficiary's, Funding Corporation's, the Secured Parties' and Trustee's reasonable costs and expenses in the manner required by Section 2924c. Should Beneficiary elect to sell any of the Trust Property which is real property or which is personal property or fixtures that Beneficiary has elected under Section 9501(4)(a)(ii) of the California Uniform Commercial Code to sell together with real property in accordance with the laws governing a sale of real property, such notice of default and election to sell shall be given as may then be required by law. Thereafter, upon the expiration of such time and the giving of such notice of sale as may then be required by law, at the time and place specified in the notice of sale, Trustee shall sell such property, or any portion thereof specified by Beneficiary, at public auction to the highest bidder for cash in lawful money of the United States. Trustee may, and upon request of Beneficiary shall, from time to time, postpone the sale by public announcement thereof at the time and place noticed therefor. If the Trust Property consists of several lots, parcels or interests, Beneficiary may designate the order in which the same shall be offered for sale or sold. Should Beneficiary desire that more than one such sale or other disposition be conducted, Beneficiary may, at its option, cause the same to be conducted simultaneously, or successively on the same day, or at such different days or times and in such order as Beneficiary may deem to be in its best interest. Any person, including Trustor, Trustee, Beneficiary, Funding Corporation or any of the Secured Parties, may purchase at the sale. In the event Beneficiary elects to dispose of the Trust Property through more than one sale, Trustor agrees to pay the costs and expenses of each such sale and of any judicial proceedings wherein the same may be made, including reasonable compensation to Trustee and Beneficiary, their agents and counsel, and to pay all

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expenses, liabilities and advances made or incurred by Trustee in connection with such sale or sales, together with interest on all such advances made by Trustee at the interest rate then applicable to the indebtedness evidenced by the Partnership Credit Agreement. Upon any sale Trustee shall execute and deliver to the purchaser or purchasers a deed or deeds conveying the property so sold but without any covenant or warranty whatsoever express or implied whereupon such purchaser or purchasers shall be let into immediate possession, and the recitals in any such deed or deeds of facts such as default, the giving of notice of default and notice of sale, and other facts affecting the regularity or validity of such sale or disposition, shall be conclusive proof of the truth of such facts and any such deed or deeds shall be conclusive against all persons as to such facts recited therein.

                           (e)       Exercise each of its other rights and
remedies under this Deed of Trust and the Financing Documents, including, any or all of the following:

                           (i) declare the Debt, with all interest thereon and all other sums secured hereby, to be immediately due and payable, and if the same is not paid on demand, at Beneficiary's option, bring suit therefor and demand payment thereof and if the same is not paid on demand, bring suit for any delinquent installment payment under the Financing Documents and take any and all steps and institute any and all other proceedings that Beneficiary deems necessary to enforce the indebtedness and obligations secured hereby and to protect the lien of this Deed of Trust;

                           (ii) without assuming liability for the performance of any of Trustor's obligations hereunder or under the Partnership Project Documents, enter and take possession of the Trust Property or any part thereof, exclude Trustor and all persons claiming under Trustor whose claims are junior to this Deed of Trust, wholly or partly therefrom, and use, operate, manage and control the same either in the name of Trustor or otherwise as Beneficiary shall deem best, and upon such entry, from time to time at the expense of Trustor and the Trust Property, make all such repairs, replacements, alterations, additions or improvements to the Trust Property or any part thereof as Beneficiary may deem proper and, whether or not Beneficiary has so entered and taken possession of the Trust Property or any part thereof, collect and receive all the Rents and apply the same, to the extent permitted by law, to the payment of all expenses which Beneficiary may be authorized to make under this Deed of Trust, the remainder to be applied to the payment of the Debt until the same shall have been repaid in full; if Beneficiary demands or attempts to take possession of the Trust Property or any portion thereof in the proper exercise of any rights hereunder, Trustor shall promptly turn over and deliver complete possession thereto to Beneficiary; and

                           (iii) personally or by agents, with or without entry, if Beneficiary shall deem it advisable, proceed to protect and enforce its rights under this Deed of Trust, by suit for specific performance of any covenant contained herein or in the Financing Documents or in aid of the execution of any power granted herein or in the Financing Documents, or for the foreclosure of this Deed of Trust and the sale for cash of the Trust Property under the judgment or decree of a court of competent jurisdiction, or

                                     11








         for the exercise of the power of sale granted under this Deed of Trust or for the enforcement of any other right as Beneficiary shall deem most effectual for such purpose; provided that in the event of a sale, by foreclosure or otherwise, of less than all of the Trust Property, this Deed of Trust shall continue as a lien on, and security interest in, the remaining portion of the Trust Property and Beneficiary shall not be obligated to sell upon credit unless Beneficiary shall have expressly consented in writing to a sale upon credit.

                           (f)       Except as otherwise required by law, apply
the proceeds of any foreclosure or disposition in the manner set forth in the Intercreditor Agreement.

                           (g)       Upon any sale or sales made under or by
virtue of this section, whether made under the power of sale or by virtue of judicial proceedings or of a judgment or decree of foreclosure and sale, Beneficiary or any of the Secured Parties may bid for and acquire the Trust Property or any part thereof. In lieu of paying cash for the Trust Property, Beneficiary and/or any of the Secured Parties may make settlement for the purchase price by crediting against the Debt the sales price of the Trust Property, as adjusted for the expenses of sale and the costs of the action and any other sums for which Trustor is obligated to reimburse Trustee or Beneficiary and the Secured Parties under this Deed of Trust.

                           16.       Concerning the Trustee.  Trustee shall be
under no duty to take any action hereunder except as expressly required hereunder or by law, or to perform any act which would involve Trustee in any expense or liability or to institute or defend any suit in respect hereof, unless properly indemnified to Trustee's reasonable satisfaction. Trustee, by acceptance of this Deed of Trust, covenants to perform and fulfill the trusts herein created, being liable, however, only for willful negligence or misconduct, and hereby waives any statutory fee and agrees to accept reasonable compensation, in lieu thereof, for any services rendered by Trustee in accordance with the terms hereof. Trustee may resign at any time upon giving thirty (30) days' notice to Trustor and to Beneficiary. Beneficiary may remove Trustee at any time or from time to time and select a successor trustee. In the event of the death, removal, resignation, refusal to act, or inability to act of Trustee, or in its sole discretion for any reason whatsoever Beneficiary may, without notice and without specifying any reason therefor and without applying to any court, select and appoint a successor trustee, by an instrument recorded wherever this Deed of Trust is recorded and all powers, rights, duties and authority of Trustee, as aforesaid, shall thereupon become vested in such successor. Such substitute trustee shall not be required to give bond for the faithful performance of the duties of Trustee hereunder unless required by Beneficiary.

                           17.       Trustee's Fees.  Trustor shall pay all
costs, fees and expenses incurred by Trustee and Trustee's agents and counsel in connection with the performance by Trustee of Trustee's duties hereunder and all such costs, fees and expenses shall be secured by this Deed of Trust.

                                     12







                           18.       Proceeds of Sale.

                           (a)       The proceeds or avails of any foreclosure
sale or other remedy exercised pursuant to Section 14, above, entitled "Power of Sale" together with all other sums which then may be held by Beneficiary under this Deed of Trust, or under a judgment, order or decree made in any action to foreclose or to enforce this Deed of Trust whether under the provisions of this Deed of Trust, or otherwise, shall be distributed according to the terms of the Intercreditor Agreement.

                           (b)       Subject to the provisions of Section 43 of
this Deed of Trust, no sale or other disposition of all or any part of the Trust Property shall be deemed to relieve Trustor of its obligations under this Deed of Trust or the Financing Documents except and only to the extent the proceeds are applied to the payment of the Debt or such other obligations. If the proceeds of sale, collection or other realization of or upon the Trust Property are insufficient to cover the costs and expenses of such realization and the payment in full of the Debt, Trustor shall remain liable for any deficiency.

                           19.       Trustor as Tenant Holding Over.  In the
event of any such foreclosure or other sale by Beneficiary and/or the Secured Parties, Trustor shall be deemed a tenant holding over and shall forthwith deliver possession to the purchaser or purchasers at such sale or be summarily dispossessed according to provisions of law applicable to tenants holding over.

                           20.       Leases.  Beneficiary is authorized to
subordinate this Deed of Trust to any Leases and to foreclose this Deed of Trust subject to the rights of any tenants of the Trust Property, if any, and the failure to so subordinate or to make any such tenants' parties to any such foreclosure or other proceedings and to foreclose their rights will not be, nor be asserted to be by Trustor, a defense to any proceedings instituted by Beneficiary to collect the Debt.

                           21.       Discontinuance of Proceedings.  In case
Beneficiary, Funding Corporation or the Secured Parties shall have proceeded to enforce any right, power or remedy under this Deed of Trust by foreclosure, sale, entry or otherwise, and such proceeding shall have been withdrawn, discontinued or abandoned for any reason, or shall have been determined adverse to Beneficiary, Funding Corporation or the Secured Parties, then in every such case, to the fullest extent permitted by law, (a) Trustor and Beneficiary, Funding Corporation or the Secured Parties shall be restored to their former positions and rights, (b) all rights, powers and remedies of Beneficiary, Funding Corporation and the Secured Parties shall continue as if no such proceeding had been taken, (c) each and every Credit Agreement Event of Default under the Partnership Credit Agreement and each and every Guarantee Event of Default under the Partnership Guarantee declared or occurring prior or subsequent to such withdrawal, discontinuance or abandonment shall be or shall be deemed to be an independent event of default and (d) neither the Debt, this Deed of Trust nor any of the Financing Documents shall be or shall be deemed to have been not reinstated or otherwise affected by such withdrawal, discontinuance or abandonment; and to the fullest extent permitted by law, Trustor hereby expressly waives the benefit of any statute or rule of law now provided or which may hereafter conflict with the above.

                                     13








                           22.       No Reinstatement.  If a Credit Agreement
Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee shall have occurred and be continuing Beneficiary, Funding Corporation or the Secured Parties shall have proceeded to enforce any right, power or remedy permitted hereunder, then a tender of payment by Trustor or by anyone on behalf of Trustor of any amount less than the amount necessary to satisfy the Debt in full, or the acceptance by Beneficiary, Funding Corporation or the Secured Parties of any such payment so tendered, shall not constitute a reinstatement of this Deed of Trust, the Financing Documents or any other document evidencing, securing or guaranteeing the Debt.

                           23.       Trustor's Waiver of Rights.  To the fullest
extent permitted by law, Trustor waives the benefit of all laws now existing or that hereafter may be enacted providing for (i) any appraisal before sale of any portion of the Trust Property and (ii) the benefit of all laws that may be hereafter enacted in any way extending the time for the enforcement of the collection of the Debt, or creating or extending a period of redemption from any sale made in collecting said Debt. To the fullest extent that Trustor may do so, Trustor agrees that Trustor will not at any time insist upon, plead, claim or take the benefit or advantage of any law now or hereafter in force providing for any appraisal, valuation, stay, extension or redemption, or any so-called "Moratorium Laws" and Trustor, for Trustor and its successors and assigns, and for any and all persons ever claiming any interest in the Trust Property, to the fullest extent permitted by law, hereby waives and releases all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or declare due the whole of the Debt and marshaling in the event of the exercise of the power of sale granted under this Deed of Trust or foreclosure of the liens hereby created. If any law referred to in this Section and now in force, of which Trustor, Trustor's successors and assigns or any other person might take advantage despite this Section, shall hereafter be repealed or cease to be in force, such law shall not thereafter be deemed to preclude the application of this Section.

                           24.       Security Agreement. (a) Trustor maintains
places of business in the State of California and Trustor will immediately notify Beneficiary in writing of any change in such places of business.

                           (a)       At the request of Beneficiary, Trustor
shall join Beneficiary in executing one or more financing statements and continuations and amendments thereof pursuant to the UCC in form reasonably satisfactory to Beneficiary; and Trustor will pay the cost of filing the same in all public offices wherever filing is deemed by Beneficiary to be necessary. In the event Trustor fails to execute such documents within five (5) business days after request by Beneficiary, Trustor hereby authorizes Beneficiary to file such financing statements and irrevocably constitutes and appoints Beneficiary, or any officer of Beneficiary, as its true and lawful attorney-in-fact to execute the same on behalf of Trustor.

                           (b)       This Deed of Trust constitutes a financing
statement filed as a fixture filing under UCC ss. 9402(6) in the official records of Imperial County with respect to any and

                                     14







all fixtures included within the term "Trust Property" and with respect to any goods or other personal property that may now be or hereafter become such a fixture.

                           (c)       Beneficiary has no responsibility for and
does not assume any of, Trustor's obligations or duties under any agreement or obligation which is part of the Equipment or any obligation relating to the acquisition, preparation, custody, use, enforcement or operation of any of the Trust Property.

                           (d)       Trustor and Beneficiary agree that the
filing of a financing statement in the records normally having to do with personal property shall never be construed as in any way derogating from or impairing this Deed of Trust and the intention of the parties that everything used in connection with the production of income from the Trust Property or adapted for use therein or which is described or reflected in this Deed of Trust is, and at all times and for all purposes and in all proceedings both legal or equitable shall be regarded as part of the real estate subject to the lien hereof, irrespective of whether (i) any such item is physically attached to improvements located on such real property or (ii) any such item is referred to or reflected in any financing statement so filed at any time. Similarly, the mention in any such financing statement of (A) the rights in or to the proceeds of any fire hazard insurance policy or (B) any award in eminent domain proceedings for taking or for loss of value or for cause of action or proceeds thereof in connection with any damage or injury to the Trust Property or any part thereof shall never be construed as in any way altering any of the rights of Beneficiary, Funding Corporation and the Secured Parties as determined by this instrument or impugning the priority of Beneficiary's, Funding Corporation's and the Secured Parties' lien granted hereby or by any other recorded document, but such mention in such financing statement is declared to be for the protection of Beneficiary, Funding Corporation and the Secured Parties in the event any court shall at any time hold with respect to matters
(A) and (B) above that notice of Beneficiary's, Funding Corporation's and the Secured Parties' priority of interest, to be effective against a particular class of persons, including, without limitation, the Federal government and any subdivision or entity of the Federal government must be filed in the personal property records or other commercial code records.

                           25.       Further Acts, etc.  Trustor will, at the
cost of Trustor, and without expense to Beneficiary, Funding Corporation or the Secured Parties, execute, acknowledge and deliver all and every such further acts, deeds, conveyances, financing statements, mortgages, deeds of trust, assignments, notices of assignments, transfers and assurances as Beneficiary shall, from time to time, reasonably require, for the better assuring, conveying, assigning, transferring and confirming unto Beneficiary, the property and rights hereby conveyed or assigned or intended now or hereafter so to be, or which Trustor may be or may hereafter become bound to convey or assign to Beneficiary, or for carrying out the intention or facilitating the performance of the terms of this Deed of Trust or for filing, registering or recording this Deed of Trust and, on demand, will execute and deliver and hereby authorizes Beneficiary to execute in the name of Trustor to the extent they may lawfully do so, one or more financing statements, chattel mortgages or comparable security instruments, to evidence and perfect more effectively the lien hereof upon the Trust Property.

                                     15








                           26.       Headings, etc.  The headings, titles and
captions of various Sections of this Deed of Trust are for convenience of reference only and are not to be construed as defining or limiting, in any way, the scope or intent of the provisions hereof.

                           27.       Filing of Deed of Trust, etc.  Trustor
forthwith upon the execution and delivery of this Deed of Trust and thereafter, from time to time, will cause this Deed of Trust, and any security instrument creating a lien or evidencing or perfecting the lien hereof upon the Trust Property and each instrument of further assurance to be filed, registered or recorded in such manner and in such places as may be required by any present or future law in order to publish notice of and fully to protect, preserve and perfect the lien hereof upon, and the interest of Beneficiary, Funding Corporation and the Secured Parties in the Trust Property. Trustor will pay all filing, registration or recording fees, and all expenses incurred by the Beneficiary, Funding Corporation or Secured Parties incident to the preparation, execution and acknowledgment of this Deed of Trust, any deed of trust or any mortgage or deed of trust supplemental hereto, any security instrument with respect to the Trust Property and any instrument of further assurance, and all Federal, state, county and municipal taxes, duties, imposts, assessments and charges arising out of or in connection with the execution and delivery of this Deed of Trust, any mortgage or deed of trust supplemental hereto, any security instrument with respect to the Trust Property or any financing statement, continuation statement or other instrument of further assurance. Trustor shall hold harmless and indemnify Beneficiary, Funding Corporation and the Secured Parties, their successors and assigns, against any liability incurred by reason of the imposition of any tax on the making and recording of this Deed of Trust.

                           28.       Usury Laws.  This Deed of Trust and the
Financing Documents are subject to the express condition that at no time shall Trustor be obligated or required to pay interest on the principal balance due under the Financing Documents at a rate which could subject the creditor of the debt evidenced by such instruments to either civil or criminal liability as a result of being in excess of the maximum interest rate which Trustor is permitted by law to contract or agree to pay. If by the terms of this Deed of Trust or the Financing Documents Trustor is at any time required or obligated to pay interest on the principal balance due under any of the Financing Documents at a rate in excess of such maximum rate, the rate of interest under such Financing Document shall be deemed to be immediately reduced to such maximum rate and the interest payable shall be computed at such maximum rate.

                           29.       Recovery of Sums Required to Be Paid.
Beneficiary, Funding Corporation and the Secured Parties shall have the right pursuant to the Financing Documents from time to time to take action to recover any sum or sums which constitute a part of the Debt as the same become due, without regard to whether or not the balance of the Debt shall be due, and without prejudice to the right of Beneficiary, Funding Corporation or the Secured Parties thereafter to bring an action of foreclosure, or any other action, for a default or defaults by Trustor existing at the time such earlier action was commenced.

                           30.       Authority.  Trustor (and the undersigned
acting on behalf of Trustor) has full power, authority and legal right to execute this Deed of Trust and to mortgage, give,

                                     16







grant, bargain, sell, release, pledge, convey, confirm and assign the Trust Property pursuant to the terms hereof and to keep and observe all of the terms of this Deed of Trust on Trustor's part to be performed.

                           31.       Inapplicable Provisions. If any term,
covenant or condition of this Deed of Trust shall be held to be invalid, illegal or unenforceable in any respect, this Deed of Trust shall be construed to recast such term, covenant or condition in a manner which will allow such term, covenant or condition to be valid provided any recasting shall be in accordance with the original intention of the parties. When recasting any term, covenant or condition, if it is not possible to reflect the original intention of the parties, this Deed of Trust shall be construed without such provision.

                           32.       Duplicate Originals.  This Deed of Trust
may be executed in any number of duplicate originals and each such duplicate original shall be deemed to constitute but one and the same instrument.

                           33.       Waiver of Notice.  Trustor shall not be
entitled to any notices of any nature whatsoever from Beneficiary, Funding Corporation or the Secured Parties except with respect to matters for which this Deed of Trust, the Financing Documents or applicable law specifically and expressly provides for the giving of notice to Trustor, and to the fullest extent permitted by law Trustor hereby expressly waives the right to receive any notice from Beneficiary, Funding Corporation or the Secured Parties with respect to any matter for which this Deed of Trust, the Financing Documents or applicable law does not specifically and expressly provide for the giving of notice to Trustor.

                           34.       No Oral Change.  This Deed of Trust may
only be modified, amended or changed by an agreement in writing signed by Trustor and Beneficiary, and may only be released, discharged or satisfied of record by an instrument in writing signed by Beneficiary. Funding Corporation and the Secured Parties shall join in any such agreement, release, discharge or satisfaction if required for such agreement to be effective under applicable law. No waiver of any term, covenant or provision of this Deed of Trust shall be effective unless given in writing by Beneficiary and if so given by Beneficiary shall only be effective in the specific instance in which given. Trustor acknowledges that this Deed of Trust and the Financing Documents set forth the entire agreement and understanding of Trustor and Beneficiary with respect to the matters set forth therein and that no oral or other agreements, understanding, representations or warranties exist with respect to those matters other than those set forth in this Deed of Trust and the Financing Documents.

                           35.       Absolute and Unconditional Obligation.
Trustor acknowledges that Trustor's obligation to pay the Debt in accordance with the provision of this Deed of Trust and the Financing Documents is and shall at all times continue to be absolute and unconditional in all respects, and shall at all times be valid and enforceable irrespective of any other agreements or circumstances of any nature whatsoever (other than any express written agreements to the contrary by Funding Corporation and the Secured Parties) which might otherwise constitute a defense to this Deed of Trust or the Financing Documents or the

                                     17







obligations of Trustor thereunder to pay the Debt or the obligations of any other person relating to this Deed of Trust or the Financing Documents or the obligations of Trustor under this Deed of Trust or the Financing Documents and to the fullest extent permitted by law Trustor absolutely, unconditionally and irrevocably waives any and all right to assert any defense, setoff, counterclaim or crossclaim of any nature whatsoever with respect to the obligation of Trustor to pay the Debt in accordance with the provisions of this Deed of Trust or the Financing Documents or the obligations of any other person relating to this Deed of Trust or the Financing Documents or the obligations of Trustor under this Deed of Trust or the Financing Documents, or in any action or proceeding brought by Beneficiary to collect the Debt, or any portion thereof, or to enforce, foreclose and realize upon the lien and security interest created by this Deed of Trust or any other document or instrument securing repayment of the Debt, in whole or in part.

                           36.       Indemnification.

                           (a)       Trustor shall indemnify and hold harmless
Beneficiary, Funding Corporation and the Secured Parties from and against all loss, cost, liability, other expense in the manner and to the extent required under the Financing Documents.

                           (b)       All sums secured by this Deed of Trust
shall be paid in accordance with the Financing Documents, as applicable, without counterclaim, setoff, deduction or defense and without abatement, suspension, deferment, diminution or reduction, and the obligations and liabilities of Trustor hereunder shall in no way be released, discharged or otherwise affected (except as expressly provided herein) by reason of (i) any claim which Trustor has or might have against Funding Corporation, any of the Secured Parties or Beneficiary or (ii) any default or failure on the part of Funding Corporation, any of the Secured Parties or Beneficiary to perform or comply with any of the terms hereof, of the Partnership Credit Agreement or of any other Financing Document.

                           37.       Action Affecting the Trust Property.

                           (a)       Trustor agrees to appear in and contest any
action or proceeding purporting to adversely affect the security hereof or the rights or powers of Funding Corporation, the Secured Parties or Beneficiary and to pay all costs and expenses of Funding Corporation, the Secured Parties and Beneficiary, including cost of evidence of title and attorneys' fees and expenses, in any such action or proceeding in which Funding Corporation, the Secured Parties or Beneficiary may appear.

                           (b)       Beneficiary shall have the right to appear
in and defend any action or proceeding brought with respect to the Trust Property and to bring any action or proceeding, in the name and on behalf of Trustor, Beneficiary, Funding Corporation or the Secured Parties, which Beneficiary determines to be necessary or reasonably advisable to be brought to protect its, Funding Corporation's or the Secured Parties' interest in the Trust Property if (i) Trustor fails to defend or bring such action or proceeding, as appropriate, in a prompt and diligent manner, or thereafter fails to proceed with diligence in the defense or prosecution of

                                     18









the same, or (ii) a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee shall have occurred and be continuing.

                           38.       Actions by Beneficiary to Preserve the
Trust Property. Except as hereinbefore expressly provided, should Trustor fail to make any payment or do any act as and in the manner provided in any of the Financing Documents after the expiration of any applicable cure or grace period and as a result a Credit Agreement Event of Default under the Partnership Credit Agreement or a Guarantee Event of Default under the Partnership Guarantee shall occur and be continuing, Beneficiary for the benefit of Funding Corporation and the Secured Parties, without obligation so to do and without notice to or demand upon Trustor and without releasing Trustor from any obligation, may make or do the same in such manner and to such extent as Beneficiary may deem necessary to protect the security hereof. In connection therewith (without limiting any general powers of Beneficiary, Funding Corporation or the Secured Parties), Beneficiary, for the benefit of Funding Corporation and the Secured Parties, shall have and is hereby given the right, but not the obligation, (i) to the fullest extent permitted by law, to make additions, alterations, repairs and improvements to the Trust Property which it may consider necessary to keep the Trust Property in good condition and repair and (ii) in exercising such powers, to pay necessary expenses, including engagement of counsel or other necessary or desirable consultants. Trustor shall, immediately upon demand therefor by Beneficiary, pay all costs and expenses incurred by Funding Corporation, the Secured Parties or Beneficiary in connection with the exercise by Beneficiary of the foregoing rights, including without limitation, costs of evidence of title, court costs, appraisals, surveys and attorneys' fees and expenses.

                           39.       Remedies Not Exclusive.  Subject to the
limitations set forth in Section 43 of this Deed of Trust, Beneficiary, Funding Corporation and the Secured Parties, and each of them, shall be entitled to enforce payment and performance of any indebtedness or obligations secured hereby and to exercise all rights and powers granted under this Deed of Trust or under the Financing Documents or any other agreement or any laws now or hereafter in force, notwithstanding some or all of the said indebtedness and obligations secured hereby may now or hereafter be otherwise secured, whether by mortgage, deed of trust, pledge, lien, assignment or otherwise. Subject to the limitations set forth in Section 43 of this Deed of Trust, neither the acceptance of this Deed of Trust nor its enforcement, whether by court action or pursuant to the power of sale or other powers herein contained, shall prejudice or in any manner affect Beneficiary's, Funding Corporation's or the Secured Parties' right to realize upon or enforce any other security now or hereafter held by Beneficiary, Funding Corporation or the Secured Parties, it being agreed that Beneficiary, on behalf of Funding Corporation and the Secured Parties collectively and individually, shall be entitled to enforce this Deed of Trust and any other security now or hereafter held by Beneficiary, Funding
Corporation or the Secured Parties in such order and manner as they, collectively and individually, may in their absolute discretion determine. No remedy herein conferred upon or reserved to Beneficiary, Funding Corporation or the Secured Parties is intended to be exclusive of any other remedy herein or by law provided or permitted, but each shall be cumulative and shall be in addition to every other remedy given hereunder or now or hereafter existing at law or in equity or by

                                     19







statute. Every right, power or remedy given by any of the Financing Documents to Beneficiary, Funding Corporation or the Secured Parties, or to which either of them may be otherwise entitled, may be exercised, concurrently or independently, from time to time and as often as may be deemed expedient by Beneficiary, Funding Corporation or the Secured Parties. Every right, power or remedy given by this Deed of Trust to Funding Corporation and the Secured Parties may be exercised on their behalf by Beneficiary, whether so expressed or not. Notwithstanding any other provision of this Deed of Trust, the rights and remedies of Beneficiary, the Funding Corporation and the Secured Parties shall be subject to the provisions of the Intercreditor Agreement.

                           40.       Relationship.  The relationship of
Beneficiary, Funding Corporation and the Secured Parties to Trustor hereunder is strictly and solely that of lender and borrower, and nothing contained in this Deed of Trust or the Financing Documents is intended to create, or shall in any event or under any circumstance be construed as creating, a partnership, joint venture, tenancy-in-common, joint tenancy or other relationship of any nature whatsoever between or among Beneficiary, Funding Corporation and the Secured Parties and Trustor other than as lender and borrower.

                           41.       Financing Documents. This Deed of Trust is
subject to all of the terms, covenants and conditions of the Financing Documents, which Financing Documents and all of the terms, covenants and conditions thereof are by this reference incorporated herein and made a part hereof with the same force and effect as if set forth at length herein. Trustor shall observe and perform all of the terms, covenants and conditions of the Financing Documents on Trustor's part to be observed or performed. All advances made and all indebtedness arising and accruing under the Financing Documents from time to time shall be secured hereby.

                           42.       Business Purpose.  Trustor hereby
stipulates and warrants that the loans secured hereby are commercial or business loans and are transacted solely for the purpose of carrying on or acquiring a business or commercial enterprise or for a proper business purpose under the laws of the jurisdiction in which the Trust Property is located.

                           43.       Time of the Essence.  TIME IS OF THE
ESSENCE with respect to each and every covenant, agreement and obligation of Trustor under this Deed of Trust and the Financing Documents.

                           44.       Non-Recourse.  The obligations hereunder
are subject to the limitations set forth in Section 6.11 of the Partnership Credit Agreement, the provisions of which are hereby incorporated by reference.

                           45.       Severance of Counterclaims.  In the event
of foreclosure of this Deed of Trust, any and all counterclaims filed by Trustor against Beneficiary, Funding Corporation or the Secured Parties, to the extent permitted by law, shall be severed by the court having jurisdiction over the foreclosure action, for all purposes from the basic foreclosure action, on an ex parte basis and without notice to Trustor. Trustor, by its execution and delivery hereof, hereby expressly consents and agrees to such severance.

                                     20








                           46.       WAIVER OF JURY TRIAL.  AS AN INDEPENDENT
COVENANT HEREOF, TRUSTOR HEREBY KNOWINGLY, VOLUNTARILY, INTENTIONALLY AND IRREVOCABLY WAIVES THE RIGHT IT MIGHT HAVE TO A TRIAL BY JURY IN RESPECT OF ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS DEED OF TRUST OR THE FINANCING DOCUMENTS, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF ANY PERSONS. THIS WAIVER IS A MATERIAL INDUCEMENT FOR BENEFICIARY TO ACCEPT DELIVERY OF THIS DEED OF TRUST AND THE FINANCING DOCUMENTS.

                           47.       GOVERNING LAW.  THIS DEED OF TRUST IS
GOVERNED BY AND SHALL BE CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF CALIFORNIA.

                           48.       Attorneys' Fees.  Attorneys shall be
entitled to fees in connection with the enforcement, amendment, extension or modification of this Deed of Trust.

                           49.       Shared Draftsmanship.  If any ambiguity in
the terms of this Deed of Trust, the doctrine of construction which holds that the language of the document shall be construed against its drafter shall not apply as all parties have shared in the drafting of this Deed of Trust.

                           50.       No Third Party Beneficiary.  This Deed of
Trust, the Partnership Credit Agreement and the other Financing Documents are for the sole benefit of Beneficiary, Funding Corporation and each of the Secured Parties, as applicable, and Trustor and are not for the benefit of any third party and no third party shall gain any subrogation rights against Trustor or in, to or with respect to any portion of the Trust Property by reason of this Deed of Trust or the provisions hereof.

                           51.       Security Only.  This Deed of Trust is
granted for security purposes only. Accordingly, except as otherwise permitted by the Partnership Credit Agreement or as otherwise specifically provided in this Deed of Trust, neither Beneficiary, Funding Corporation nor the Secured Parties, as applicable, shall enforce Trustor's rights with respect to the Trust Property until such time as (a) an Credit Agreement Event of Default under the Partnership Credit Agreement shall have occurred and be continuing or (b) a Guarantee Event of Default under the Partnership Guarantee shall have occurred and be continuing.

                           52.       Release by Beneficiary.  Upon written
request of Beneficiary stating that the Debt has been paid and upon surrender by Beneficiary, Funding Corporation and the Secured Parties of this Deed of Trust to Trustee for cancellation and retention and upon payment by Trustor of Trustee's fees and the costs of executing and recording any requested reconveyance, Trustee shall reconvey, without cost or expense to Beneficiary, Funding Corporation and any of the Secured Parties, to Trustor or to the person or persons legally entitled thereto, without warranty, any portion of the Trust Property then held hereunder. The

                                     21







recitals in any such reconveyance of any matter or fact shall be conclusive proof of the truthfulness thereof. The grantee in any such reconveyance may be described as the person or persons legally entitled thereto.

                           53.       Waiver.  Trustor waives and releases any
rights or defenses which Trustor might otherwise have (i) under California Code of Civil Procedure Sections 726, 725a, 580a, 580b, 580c and 580d and California Civil Code Section 2889, which statutes might otherwise limit or condition Beneficiary's, Funding Corporation's and/or the Secured Parties' exercise of certain of Beneficiary's, Funding Corporation's and/or the Secured Parties' rights and remedies in connection with the enforcement of obligations secured by a lien on real property or (ii) under any laws now existing or hereafter enacted providing for any appraisal before sale of a portion of the Trust Property and
(iii) to all rights of redemption, valuation, appraisal, stay of execution, notice of election to mature or to declare due the Debt and marshalling in the event of the foreclosure of the liens created under this Deed of Trust or the exercise of the power of sale granted hereunder. To the extent, if any, which such laws may be applicable, Trustor waives and releases any right or defense which Trustor might otherwise have under such provisions and under any other law of any applicable jurisdiction which might limit or restrict the effectiveness or scope of any of Trustor's waivers or releases hereunder.

                           54.       Sole Discretion of Beneficiary or Trustee.
Except as otherwise provided in the Financing Documents, wherever pursuant to this Deed of Trust, Beneficiary, Funding Corporation, the Secured Parties or Trustee exercises any right given to them to approve or disapprove, or any arrangement or term is to be satisfactory to Beneficiary, Funding Corporation, the Secured Parties or Trustee, the decision of Beneficiary, Funding Corporation, the Secured Parties or Trustee to approve or disapprove or to decide that arrangements or terms are satisfactory or not satisfactory shall be in the sole discretion of Beneficiary, Funding Corporation, the Secured Parties or Trustee and shall be final and conclusive.

                           55.       Partial Release.  Upon receipt of written
notice from Magma to the effect that Magma has exercised the Partial Termination Option provided in Section 3.2.2 of the Clarification and Amendment, (i) Trustor shall have the right to quitclaim all its right, title and interest in the Terminated Parcels (as that term is defined in the Clarification and Amendment) to Magma and to surrender and deliver possession thereof to Magma as provided in such Section 3.2.2 and (ii) Beneficiary, acting on behalf of Funding Corporation and the Secured Parties, shall promptly execute and deliver, in recordable form, such documents and instruments as may reasonably be necessary or appropriate to fully release said Terminated Parcels from the Security Documents.

                  IN WITNESS WHEREOF, Trustor has duly executed this Deed of Trust the day and year first above written.

                                     22








                                 ELMORE, L.P.,
                                 a California limited partnership

                                 By:    CalEnergy Operating Company,
                                        a Delaware corporation,
                                        its general partner


                                 By:     /s/ John G. Sylvia
                                 Name:   John G. Sylvia
                                 Title:  Senior Vice President










                                     23













STATE OF  NEW YORK)
                  )
COUNTY OF NEW YORK)


         On June 20, 1996, before me, Patricia Peterson, Notary Public, personally appeared John G. Sylvia, personally known to me (or proved to me on the basis of satisfactory evidence) to be the person(s) whose name(s) is/are subscribed to the within instrument and acknowledged to me that he/she/they executed the same in his/her/their authorized capacity(ies), and that by his/her/their signature(s) on the instrument the person(s), or the entity upon behalf of which the person(s) acted, executed the instrument.

WITNESS my hand and official seal.


       /s/ Patricia Peterson
- ------------------------------------
           Notary/Public









            [Signature Page to Deed of Trust, Assignment of Rents]


                                     24









                                   EXHIBIT A

              Description of the Resource Easement Area Premises

Parcel 1:

         The North Half of the Northwest Quarter of Section 35, Township 11 South, Range 13 East, San Bernardino Meridian, County of Imperial, State of California, according to Official Plat thereof.

Parcel 2:

         The East Half of the Northeast Quarter of Section 34, Township 11 South, Range 13 East, San Bernardino Meridian, County of Imperial, State of California, according to Official Plat thereof.

Parcel 3:

         Parcel A:

         The Southwest Quarter of Section 26, the West Half of the Southeast Quarter of Section 26, and the Southeast Quarter of Section 27, all in Township 11 South, Range 13 East, San Bernardino Meridian, County of Imperial, State of California, according to Official Plat thereof.

         Parcel B:

         The Southwest Quarter of Section 27, Township 11 South, Range 13 East, San Bernardino Meridian, County of Imperial, State of California, according to Official Plat thereof.

Parcel 4:

         The South Half of the Northwest Quarter of Section 35, Township 11 South, Range 13 East, San Bernardino Meridian, County of Imperial, State of California, according to Official Plat thereof.

Parcel 5:

         The South Half of the Northwest Quarter of Section 26, Township 11 South, Range 13 East, San Bernardino Meridian, County of Imperial, State of California, excepting therefrom an undivided one-half interest in all oil, gas and mineral rights, as reserved by William
         T. Clarke and Mildred L. Clarke in Deed recorded April 17, 1943 in Book 603, Page 55 of Official Records, in the Office of the County Recorder, Imperial County, California









Parcel 6:

         An undivided one-half interest in all oil, gas and mineral rights located in and under the South Half of the Northwest Quarter of
         Section 26, Township 11 South, Range 13 East, San Bernardino Meridian, State of California, as reserved by William T. Clarke and Mildred L. Clarke in Deed recorded April 17, 1943 in Book 603, Page 55 of Official Records, in the Office of the County Recorder, Imperial County, California.


- ---------------
         Parcel 1/McCoy; Parcel 2/L. Baretta; Parcel 3/Elmore; Parcel 4/Huffman; Parcel 5/State; Parcel 6/Magma Mineral Property



                           EXHIBIT A TO DEED OF TRUST
                                    (ELMORE)
                                  Page 2 of 2








                                   EXHIBIT B

                   Description of the Ground Lease Premises




         The South Half of the Southwest Quarter of the Southeast Quarter of
         Section 27, Township 11 South, Range 13 East, San Bernardino Meridian, County of Imperial, State of California, according to Official Plat thereof.

         Excepting all mineral rights, specifically including, but not limited to, sources of geothermal energy and power as reserved by John Jameson Elmore, Et Ux, by Deed recorded June 5, 1974 in Book 1363, Page 1812 of Official Records.



                           EXHIBIT B TO DEED OF TRUST
                                    (ELMORE)
                                  Page 1 of 1